Exhibit 10.5
SECURITY AGREEMENT
This is a Security Agreement (the “Security Agreement”) between National Credit Report.com, LLC, a Florida limited liability company (“Debtor”), and the holder of the Note (defined below) signatory hereto (the “Secured Party”), and is dated as of June 4, 2009.
BACKGROUND
WHEREAS, Steel Vault Corporation, a Delaware corporation and the 100% owner of Debtor (“Steel Vault”), has issued a Secured Convertible Promissory Note to the Secured Party in the aggregate principal amount of $500,000.00 (the “Note”); and
WHEREAS, Steel Vault will contribute all or part of the proceeds from the Note to Debtor, for use by Debtor for working capital purposes. In exchange for the receipt of such proceeds, Debtor has agreement to enter into this Security Agreement.
Accordingly, in consideration of the mutual covenants and agreements set forth below, the parties agree as follows:
TERMS
1. Grant of Security Interest. For good and valuable consideration received, the sufficiency of which is hereby acknowledged and agreed, in order to secure payment of (collectively, the “Liabilities”): (a) the Note; (b) all costs and expenses, including attorneys’ fees, incurred in collecting amounts due under the Note following an Event of Default; (c) all costs and expenses, including attorney’s fees, incurred in connection with realizing upon the value of the security provided by this Security Agreement following an Event of Default; and (d) all other liabilities and obligations of Debtor to the Secured Party, however and whenever incurred or evidenced, whether primary, secondary, direct, indirect, absolute, contingent, sole, joint, or several, arising prior to the date of this Security Agreement or in connection herewith, or which may be hereafter contracted or acquired, or incurred directly or indirectly in respect thereof, and all extensions or renewals thereof; Debtor grants to the Secured Party a lien and security interest in all of Debtor’s accounts receivable, chattel paper, instruments, documents, inventory, equipment, general intangibles, intellectual property, investment property, and all other tangible and intangible property of Debtor, whether now owned or existing or hereafter acquired or arising, wherever located, and all cash and non-cash proceeds and products thereof (collectively, the “Collateral”). This security interest shall also attach to all replacements and proceeds of the Collateral.
2. Assurances; Covenants. Debtor hereby agrees that:
a. Except for the security interest granted to the Secured Party by this Security Agreement: (i) the Collateral is and will be free of all liens and security interests of every kind and nature, except as may have been the result of actions of the Secured Party; (ii) Debtor will not assign, transfer, sell, convey, hypothecate, pledge, or in any other way dispose of or encumber the Collateral while this Security Agreement is in effect; and (iii) Debtor will warrant and defend the Collateral and the Secured Party’s security interest against the claims and demands of all persons.

b. Debtor will not, without the prior written consent of the Secured Party, borrow from anyone on the security of the Collateral, or otherwise permit any liens, encumbrances, security interests, or adverse claims against the Collateral, and will not permit the Collateral to be levied upon under any legal process.
c. Debtor authorizes the Secured Party to file financing statements, including amendments or continuations thereof, describing the Collateral, and from time to time at the request of the Secured Party, will execute such other documents, and will do such other acts and things, all as the Secured Party may reasonably request, to establish and maintain a valid perfected security interest in the Collateral and to enable the Secured Party to enforce its rights and remedies hereunder with respect to the Collateral.
3. Representations and Warranties. Debtor represents and warrants to the Secured Party as follows:
a. Debtor is a limited liability company duly organized, validly existing, and in good standing and active status under the laws of the state of Florida;
b. Debtor has all requisite power to own and operate its properties and to carry on its business as now being conducted, and has all necessary rights to conduct its business;
c. Debtor has the power, authority, and legal right to execute and deliver this Security Agreement, and to perform its obligations hereunder, and has taken all action necessary to authorize the execution, delivery, and performance of this Security Agreement and to authorize the transactions contemplated hereby;
d. The execution, delivery, and performance by Debtor of this Security Agreement will not (i) contravene, conflict with, result in the breach of, or constitute a violation of or default under the organizational documents of Debtor, any applicable law, rule, regulation, judgment, order, writ, injunction, or decree of any court or governmental authority, or any agreement or instrument to which Debtor is a party or by which Debtor or its property may be bound or affected, or (ii) result in the creation of any lien, charge, or encumbrance upon any property or assets of Debtor pursuant to any of the foregoing, except the liens created by this Security Agreement;
e. This Security Agreement constitutes a legal, valid, and binding agreement enforceable against Debtor and the Collateral in accordance with its terms and, without limiting the foregoing, this Security Agreement grants the Secured Party a valid, perfected security interest in the Collateral; and
f. Debtor is the owner of the Collateral free and clear of all liens, encumbrances, security interests, and adverse claims whatsoever, except for the security interest granted in this Security Agreement.

4. Default. Each of the following shall, after receipt by Debtor of written notice from the Secured Party and after a cure period of five (5) business days with respect to Section 4a. below, and thirty (30) days with respect to Sections 4b. through 4d. below, constitute an event of default under this Security Agreement (each, an “Event of Default”):
a. The occurrence of a default under the Note, or a breach of the assurances set forth in Section 2 of this Security Agreement, or any other Liability is not paid when due (and such nonpayment continues beyond the expiration of any applicable grace or cure period);
b. Any representation or warranty made by Debtor under this Security Agreement or any report, certificate, financial statement, or other information provided by Debtor to the Secured Party in connection herewith is false or misleading in any material respect when made or deemed made; and
c. Debtor fails to fully and promptly perform when due any agreement or covenant under this Security Agreement or any related document (and such failure continues beyond the expiration of any applicable grace or cure period).
In the event that Debtor substantially cures such default within the applicable cure period, such default shall not constitute an Event of Default.
5. Remedies upon the occurrence of an Event of a Default.
a. Upon the occurrence and continuance of an Event of Default under this Security Agreement, the Secured Party will have the right at any time and from time to time, without further notice or demand to Debtor to exercise the rights and remedies upon default that are granted to a secured party under the Uniform Commercial Code and/or that are otherwise available to the Secured Party under this Security Agreement, the Note, or otherwise available to secured creditors at law and/or in equity under applicable law, including without limitation:
(i) Enforce Debtor’s rights against account debtors and notify any and all account debtors or other parties against which Debtor has a claim under the Collateral that such Collateral has been assigned by Debtor and that the Secured Party has a security interest therein and, if desired by the Secured Party, that all payments should be made to the Secured Party;
(ii) Receive and endorse the name of Debtor upon any instruments of payment (including payments made under any policy of insurance) that may come into the possession of the Secured Party;
(iii) Sell, assign, demand, sue for, collect, compromise, or settle payment of all or any part of the Collateral in the name of Debtor or in its own name, or make any other disposition of the Collateral, or any part thereof, which disposition may be for cash, credit, or any combination thereof, or make exchanges, substitutions, surrenders, or discharges of any of the Collateral;

(iv) Purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, to set off the amount of such price against the Liabilities; and
(v) Do all things that the Secured Party may reasonably deem necessary or advisable to accomplish the purposes of this Security Agreement;
granting to the Secured Party, as the attorney-in-fact of Debtor, full power of substitution and full power to do any and all things necessary to be done in and about the premises as fully and effectually as Debtor might or could do but for this appointment, and hereby ratifying all that said attorney-in-fact shall lawfully do or cause to be done by virtue of this Security Agreement. This power of attorney is coupled with an interest and shall be irrevocable until the Liabilities have been paid in full.
b. Upon the occurrence and continuance of an Event of Default:
(i) the Secured Party may direct the disposition of the Collateral and any other collateral for the Liabilities, in such order or manner as the Secured Party may in its sole discretion determine;
(ii) the Secured Party shall have the right to enter and remain upon the premises of Debtor, without any obligation to pay rent to Debtor or others, or any other place or places where any of the Collateral is located or kept, and: (1) remove Collateral therefrom, in order to maintain, sell, collect, and liquidate the Collateral; or (2) use such premises, together with materials, supplies, books, and records of Debtor, to maintain possession of and the condition of the Collateral, and to prepare the Collateral for selling, liquidating, or collecting.
(iii) the Secured Party may require Debtor, at Debtor’s expense, to assemble the Collateral and make it available to the Secured Party at a place to be designated by the Secured Party, which is reasonable and convenient to all parties.
c. The net proceeds realized by the Secured Party upon a sale or other disposition of the Collateral, or any part thereof, after deduction of the expenses of retaking, holding, preparing for sale, selling or the like, and reasonable attorneys’ fees and other expenses incurred by the Secured Party, shall be applied to payment of (or held as a reserve against) the Liabilities, whether or not then due, and in such order of application as the Secured Party may from time to time elect.
6. Termination. This Security Agreement and the security interest granted pursuant to this Security Agreement shall terminate when all the Liabilities have been paid in full. Upon such termination, the Secured Party’s consent to the filing by Debtor of all documents necessary to terminate all effective financing statements in the Secured Party’s favor that are then on file or recorded with respect to the Collateral described in this Security Agreement.
7. Right to Inspect. If Debtor is in default under this Security Agreement, Debtor will permit representatives of the Secured Party to have full access to all premises, properties, books, records, tax records, or documents of or pertaining to the Collateral in order to enable the Secured Party to have access to the Collateral and the premises, properties, books, records, tax records and documents related thereto.

8. Assignment. Neither this Security Agreement nor any of the rights, interests, or obligations arising under this Security Agreement may be assigned by Debtor without the prior written consent of the Secured Party.
9. Binding Effect. Subject to Section 8, this Security Agreement shall be binding upon and inure to the benefit of the Secured Party, its respective successors and assigns, and shall be binding upon Debtor and its successors and assigns and shall bind all persons who become bound as a Debtor to this Security Agreement.
10. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Security Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. If any provision of this Security Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.
11. Titles. The titles and headings preceding the text of the sections of this Security Agreement have been inserted solely for convenience of reference and do not constitute a part of this Security Agreement or affect its meaning, interpretation, or effect.
12. Waiver. The failure of any party to insist in any one or more instances upon performance of any terms or conditions of this Security Agreement shall not be construed as a waiver of future performance of any such term, covenant, or condition, and the obligations of either party with respect to such term, covenant, or condition shall continue in full force and effect.
13. Entire Agreement. This Security Agreement contains the final, complete, and exclusive expression of the understanding of Debtor and the Secured Party with respect to the transactions contemplated in this Security Agreement, and supersedes any prior or other contemporaneous agreement or representation by or among the parties related to the subject matter of this Security Agreement.
14. Amendment. This Security Agreement may not be amended, modified, or changed in any respect and no waiver of any requirement hereof will be effective except by an agreement in writing signed by Debtor and the Secured Party.

15. Notices. All notices, requests, demands, claims and other communications under this Security Agreement will be in writing. Any notice, request, demand, claim or other communication under this Security Agreement shall be deemed duly given if it is sent: (a) by personal delivery, or (b) by commercial delivery or overnight courier service that requires a signature as evidence of delivery, and, in each case, addressed to the intended recipient as set forth below, or to any other or additional persons and addresses as the Parties may from time to time designate in a writing delivered in a writing in accordance with this Section 15:
If to the Secured Party:
As set forth below the signature of such Secured Party on the signature pages hereof
If to Debtor:
National Credit Report.com, LLC
1690 South Congress Avenue, Suite 200
Delray Beach, Florida 33445
Attn: William J. Caragol
16. Governing Law/Venue. The validity, construction, enforcement, and interpretation of this Security Agreement are governed by the laws of the State of Florida and the federal laws of the United States of America, excluding the laws of those jurisdictions pertaining to resolution of conflicts with laws of other jurisdictions. The Debtor and the Secured Party (a) consent to the personal jurisdiction of the state and federal courts having jurisdiction in Palm Beach County, Florida, (b) stipulate that the proper, exclusive, and convenient venue for any legal proceeding arising out of this Security Agreement is Palm Beach County, Florida, for state court proceedings, and the Southern District of Florida, for federal district court proceedings, and (c) waive any defense, whether asserted by a motion or pleading, that Palm Beach County, Florida, or the Southern District of Florida, is an improper or inconvenient venue.
17. Relationship. This Security Agreement does not create or evidence a partnership or joint venture between Debtor and the Secured Party.
18. Interpretation. Neither this Security Agreement nor any uncertainty or ambiguity in this Security Agreement shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Security Agreement shall be considered the draftsman. The parties acknowledge and agree that this Security Agreement has been reviewed, negotiated, and accepted by all the parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties.

19. Time. Time shall be of the essence with respect to all of the provisions of this Security Agreement.
20. Counterparts. This Security Agreement may be executed (including by facsimile transmission) in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
21. Enforcement of Security Agreement. The parties agree that irreparable damage will occur if any of the provisions of this Security Agreement are not performed in accordance with its specific terms or are otherwise breached. It is therefore agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Security Agreement and to specifically enforce the terms and provisions of this Security Agreement in any court of the United States or any state having jurisdiction, in addition to any other remedy to which they are entitled.
22. Remedies Cumulative. The rights and remedies provided in this Security Agreement are cumulative and not exclusive of any rights or remedies provided by law, and the warranties, representations, covenants, and other provisions of this Security Agreement shall be cumulative.
[The next page is the signature page.]

IN WITNESS WHEREOF, the undersigned have executed this Security Agreement as of the date and year first above written.

NATIONAL CREDIT REPORT.COM, LLC
By:	/s/ William J. Caragol

VERICHIP CORPORATION
By:	/s/ Allison Tomek
	Name:	Allison Tomek
	Title:	Secretary

Address for Notices: 1690 South Congress Avenue Suite 200 Delray Beach, Florida 33445 Attn: William J. Caragol